Exhibit 31.2
CHIEF FINANCIAL OFFICER CERTIFICATION
I, Pamela J. Craig, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Accenture plc for the fiscal year ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 8, 2012	/s/ PAMELA J. CRAIG
Pamela J. Craig
Chief Financial Officer of Accenture plc (principal financial officer)